Exhibit 99.1

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and December 31, 2004

Report of Independent Registered Public Accounting Firm

Board of Directors

Integrated Biometric Technology, Inc.

Nashville, Tennessee

We have audited the accompanying consolidated balance sheets of Integrated Biometric Technology, Inc. (a subchapter S corporation) as of September 30, 2005 and December 31, 2004 and the related consolidated statements of operations, changes in stockholders’ or members’ deficit, and cash flows for the nine month period and the year then ended, respectively. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Biometric Technology, Inc. (a subchapter S corporation) at September 30, 2005 and December 31, 2004, and the results of its operations and its cash flows for the nine month period and year then ended, respectively in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Memphis, Tennessee

February 24, 2006

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2005	December 31, 2004
Current Assets
Cash and cash equivalents	$176	$—
Accounts receivable	470	689
Employee receivables	49	—
Prepaid expenses and other	36	—
Inventory	68	301
Restricted assets held for prime contractor	1,121	936

Total current assets	1,920	1,926

Property and equipment, net	2,040	1,096

Other Assets
Deposit	5	5
Capitalized contract costs, net	397	—

Total assets	$4,362	$3,027

Current Liabilities
Accounts payable	$1,486	$778
Accrued expenses	498	33
Deferred revenue	73	152
Due to prime contractor	1,121	936
Line of credit	1,801	2,187
Note payable, related party	798	823

Total current liabilities	5,777	4,909

Stockholders’ or Members’ Deficit
Common stock	—	—
Members’ interests	—	(1,882)
Accumulated deficit	(1,415)	—

Total stockholders’ or members’ deficit	(1,415)	(1,882)

Total liabilities and stockholders’ or members’ deficit	$4,362	$3,027

The accompanying notes are an integral part of these consolidated financial statements.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands)

	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2004
Revenues	$8,674	$1,404
Cost of revenues	7,154	1,332

Gross margin	1,520	72

Operating expenses:
Selling	195	182
General and administrative expenses	665	596

Total operating expenses	860	778

Operating income (loss)	660	(706)

Other income and (expenses)
Interest expense	(193)	(157)

Net income (loss)	$467	$(863)

The accompanying notes are an integral part of these consolidated financial statements.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ OR MEMBERS’ DEFICIT

(In Thousands)

	Members Interests		Class A		Class B		Accumulated Deficit	Total
	Class A	Class B	Shares	Amount	Shares	Amount
Balance at January 1, 2004	$(1,175)	$—	—	$—	—	$—	—	$(1,175)

Transfer of members’ interest	—	156	—	—	—	—	—	156

Net loss	(863)	—	—	—	—	—	—	(863)

Balance at December 31, 2004	(2,038)	156	—	—	—	—	—	(1,882)

Net income	467	-—	—	—	—	—	—	467

Subchapter S recapitalization	1,571	(156)	9,200	—	800	—	(1,415)	—

Balance at September 30, 2005	$—	$—	9,200	$—	800	$—	$(1,415)	$(1,415)

The accompanying notes are an integral part of these consolidated financial statements.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2004
Cash flows from operating activities
Net income (loss)	$467	$(863)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	572	448
Stock-based compensation	—	156
Changes in assets and liabilities:
Accounts receivable	219	107
Employee receivables	(49)	—
Prepaid expenses and other	(36)	3
Inventory	233	(85)
Accounts payable	708	(634)
Accrued expenses	465	2
Deferred revenue	(79)	(36)

Net cash provided (used) by operating activities	2,500	(902)

Cash flows from investing activities
Purchases of fixed assets	(1,459)	—
Additions to capitalized contract costs	(454)	—

Net cash used in investing activities	(1,913)	—

Cash flows from financing activities
Proceeds (repayments) of line of credit, net	(386)	806
Proceeds from note payable	—	25
Repayment of note payable	(25)	—

Net cash provided (used) by financing activities	(411)	831

Net increase (decrease) in cash and cash equivalents	176	(71)

Cash and cash equivalents, beginning of period	—	71

Cash and cash equivalents, end of period	$176	$—

Supplemental disclosure of cash flow information
Cash paid during the period for Interest	$168	$161

The accompanying notes are an integral part of these consolidated financial statements.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Integrated Biometric Technology, Inc. (“IBT” or the “Company”) was incorporated under the laws of the State of Delaware on July 18, 2005. Previous to that, the Company operated as a limited liability company formed in accordance with the laws of the State of Florida. On September 26, 2005, the members of the limited liability company exchanged their interests for shares of IBT, Inc.

IBT provides electronic fingerprinting solutions to a variety of customers including state and federal government agencies, including the Transportation Security Administration, school systems and the nation’s largest financial institutions. The Company’s solutions facilitate background checks for commercial drivers license applicants and educators in several states. In addition, the Company provides technical expertise to its customers to enhance and further integrate fingerprinting solutions into their identity and background verification systems.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Integrated Biometric Technology, LLC. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory and Suppliers

IBT purchases certain hardware components and various services from a limited group of suppliers. Reliance on these suppliers involves significant risks, including reduced control over quality and delivery schedules. Any financial instability of these manufacturers or contractors could result in the Company having to find new suppliers or contractors. Due to this reliance, IBT may experience significant delays in procurement and shipping products to customers if it loses these sources or if supplies from these sources are delayed. As a result, IBT may be required to incur additional development and other costs to establish alternative sources of supply. Furthermore, the Company does not carry significant inventories of the products it purchases and it has no guaranteed supply arrangements with its vendors, therefore loss of a significant vendor could delay sales and increase costs.

Revenue and Cost Recognition

The Company provides services and software to scan, collect and transmit fingerprints for identity and background verification solutions primarily to federal and state government organizations and commercial enterprises, including financial institutions. IBT recognizes revenue when persuasive evidence of an arrangement exists, delivery occurs or services are rendered, the sales price is fixed or determinable and collectibility is reasonably assured.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A significant portion of the Company’s revenues are generated from per transaction charges for fingerprints processed for applicants that are attempting to attain various government endorsements which require federal background checks. These revenues are recognized upon delivery of the fingerprints to the applicable agency. IBT reports revenue on a gross basis in situations where it is the prime contractor since, as the prime contractor, it negotiates price, has risk of loss and is responsible for maintaining systems and providing customer service. In other arrangements IBT acts as a subcontractor and generally does not retain significant risks, and thus reports revenue on a net basis. The presentation of revenues is assessed in accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, on a contract by contract basis.

In addition to the per transaction revenue discussed above, IBT also earns revenue from sales of its fingerprinting solutions and provision of technical services with various entities including financial institutions. Sales of fingerprinting solutions may contain multiple elements, including system and software sales, technical services, software modification, installation and maintenance. System and software sales are accounted for in accordance with SOP 97-2, Software Revenue Recognition (“SOP 97-2”) since these arrangements include IBT’s software which is more than incidental to the hardware sold in conjunction with these systems. Generally, the provision of technical services is in connection with a customer’s project and may be significant in nature. The software modification portion of these contracts is accounted for in accordance with SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts utilizing the percentage-of-completion method estimated based on cost inputs. Maintenance is generally included in arrangements that include system sales and is the only undelivered element. Utilizing the residual method, prescribed by SOP 97-2, the Company allocates arrangement consideration to this element based on vendor specific objective evidence of its fair value. The arrangement consideration allocated to maintenance is based on the amounts charged for renewals of maintenance and this amount is amortized over the service period.

Capitalized Contract Costs

Certain of IBT’s contracts require enhancements to software and the addition of fingerprint and other computing equipment prior to being able to provide fingerprinting services. In these cases, fingerprint and computing equipment are capitalized in property, plant and equipment as the equipment is installed. In addition, direct costs, primarily subcontracted programming services, incurred subsequent to entering into the contract and prior to the system being fully available for production, are capitalized as contract costs. Amortization of these contract costs commences when the system is available for production and continues over the remaining term of the contract. During the nine months ended September 30, 2005, approximately $454,000 of such costs were capitalized and are being amortized on a straight line basis over the contract term which approximates the estimated service period. Straight line amortization is being utilized as revenue is expected to be earned evenly throughout the contract term.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable and Concentrations of Credit Risk

Accounts receivable are principally due from government agencies, contractors to government agencies and large financial institutions. Billings rendered in connection with work performed are in accordance with the terms of the contract. Management periodically reviews accounts receivable for possible uncollectible amounts. In the event management determines there is a specific need for an allowance, a provision for doubtful accounts would

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

be provided. As of September 30, 2005 and December 31, 2004, management determined that no allowance for doubtful accounts was required.

A majority of the Company’s revenues for the nine months ended September 30, 2005 and December 31, 2004 were related to its contracts associated with the Transportation Security Administration and the Florida Department of Management Services, respectively. These two contracts accounted for approximately 89% and 50% of the Company’s revenues for the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively. As of September 30, 2005 and December 31, 2004, the accounts receivable balances associated with these customers totaled approximately $244,000 and $251,000, respectively.

Inventories

Inventories are stated at the lower of cost or market, net of a reserve for obsolete and slow moving items. At September 30, 2005 and December 31, 2004 management determined that no such reserve was necessary. IBT utilizes the first-in, first-out method to determine costs.

Restricted Assets

During 2004, IBT’s contract with a Florida state agency was terminated and awarded to a competing firm. IBT challenged the method by which this contract was awarded and the case was settled with the competitor being required to remit $2.75 per fingerprint to IBT. IBT, as merchant of record, collects all receipts, which are deposited in an IBT bank account. As billings are rendered receivables are recorded as restricted assets and a payable to the contractor in an equal amount is also recorded. Cash collected on the prime contractor’s behalf and remaining in IBT’s account is recorded as an additional component of restricted assets with an offsetting payable to the contractor. The restricted cash and receivables, included in restricted assets, and payable balances at September 30, 2005 and December 31, 2004 were as follows:

	September 30, 2005	December 31, 2004
Restricted cash	$535	$494
Accounts receivable	586	442
Due to prime contractor	1,121	936

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives of the related assets:

Leasehold improvements	shorter of 5 years or lease term
Machinery and equipment	5 years
Furniture and fixtures	5 years

The Company evaluates long-lived assets with finite lives, such as property and equipment and certain other assets, for impairment in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Impairment charges are required whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows associated with the assets. If an impairment existed, the related assets would be adjusted to fair value.

The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

Advertising Costs

Advertising costs are charged to expense as incurred and consist of costs of producing advertising and sales-related collateral materials. Advertising expense for the nine months ended September 30, 2005 and the year ended December 31, 2004 were approximately $3,500 and $2,600, respectively.

Income Taxes

On July 18, 2005, IBT, Inc., a subchapter S corporation, was formed. The former members of the limited liability company exchanged their interests for shares of the subchapter S corporation on September 26, 2005 and Integrated Biometric Technology, LLC became a wholly-owned subsidiary of IBT, Inc. For federal and state income tax purposes subchapter S corporations are pass through entities, thus no income tax expense has been recorded in the accompanying financial statements. Income or loss generated by the corporation is allocated to the shareholders and taxed at the individual level.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fair Value of Financial Instruments

The carrying amounts of our financial instruments including cash, accounts receivable and accounts payable approximate their fair values generally due to the short-term nature of the instruments.

Comprehensive Income (Loss)

In accordance with SFAS No. 130, Reporting Comprehensive Income, net income (loss) is the Company’s only component of comprehensive income for the nine months ended September 30, 2005 and the year ended December 31, 2004.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs (“SFAS 151”), an amendment of Accounting Research Bulletin (“ARB”) No. 43, Chapter 4, Inventory Pricing. SFAS 151 amends previous guidance regarding treatment of abnormal amounts of idle facility expense, freight, handling costs and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal” which was the criterion specified in ARB No. 43. In addition, SFAS 151 requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. SFAS 151 is effective for IBT’s calendar quarter beginning October 1, 2005. IBT is currently evaluating the effect the adoption of SFAS 151 will have on its consolidated results of operations and financial condition, but does not expect it to have a material impact.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS 154”) which replaces APB Opinions No. 20 Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by IBT in the first quarter of 2006. IBT does not believe the adoption of SFAS 154 will have a material effect on its consolidated results of operations or financial condition.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

At September 30, 2005
Leasehold improvements	$5
Machinery and equipment	3,622
Office furniture and equipment	82

Total	3,709
Less: Accumulated depreciation	(1,669)

Total	$2,040

At December 31, 2004
Machinery and equipment	$2,199
Office furniture and equipment	51

Total	2,250
Less: Accumulated depreciation	(1,154)

Total	$1,096

Depreciation and amortization expense for the nine months ended September 30, 2005 and the year ended December 31, 2004 were approximately $572,000 and $448,000, respectively.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4.	ACCRUED EXPENSES

Accrued expenses at September 30, 2005 and December 31, 2004 consisted of the following (in thousands):

	September 30, 2005	December 31, 2004
Accrued payroll and related expenses	$109	$3
Accruals for per transaction contract expenses	180	—
Sales taxes	30	—
Accrued interest	48	23
Other	131	7

Total	$498	$33

5.	LINE OF CREDIT

The Company has a line of credit with South Ottumwa Savings Bank, which bears interest at prime plus one percent (7.75% at September 30, 2005 and 6.25% at December 31, 2004) payable quarterly. This line of credit allowed maximum outstanding borrowings of $2,200,000 at December 31, 2004. On June 2, 2005 the line of credit matured and was renewed and increased to a maximum borrowing capacity of $4,200,000 at September 30, 2005. The line of credit matures on January 10, 2006, therefore the balance was classified as a current liability on the accompanying consolidated balance sheets. The line of credit had outstanding balances of approximately $1,801,000 and $2,187,000 at September 30, 2005 and December 31, 2004, respectively. Repayment of the line of credit is personally guaranteed by certain stockholders of the Company.

Management believes the carrying value of the outstanding balance of the line of credit approximates fair value in light of its short-term nature and floating interest rate.

6.	STOCK BASED COMPENSATION

Effective January 1, 2004, the majority members of Integrated Biometric Technology, LLC (“LLC”) granted the transfer of an aggregate 8% interest in LLC to two employees of LLC (“Class B Interests”). Management accounted for this transfer as stock-based compensation and recorded a charge to income based on the estimated value of the Class B Interests at the grant date.

7.	STOCKHOLDERS’ OR MEMBERS’ EQUITY

The Company operated as a limited liability company formed in accordance with the laws of the State of Florida as IBT, LLC until September 26, 2005. Income and loss is generally allocated to the current Class A members in proportion to their ownership interests. Class B members will only be allocated income or loss at such time as the Class A members have been allocated income to the extent of their cumulative losses.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On September 26, 2005, the members of LLC exchanged their LLC interests for shares of IBT, Inc. IBT, Inc. has 30,000 shares of $0.01 par value common stock authorized, 27,600 of which are voting Class A shares and 2,400 of which are non-voting Class B shares. As of September 30, 2005, 9,200 Class A shares and 800 Class B shares were issued and outstanding.

8.	SEGMENT REPORTING AND GEOGRAPHIC INFORMATION

SFAS No. 131, Disclosures about Segments of a Business Enterprise and Related Information, established standards for reporting information about operating segments. Operating segments are defined as components of a company which the chief operating decision maker evaluates regularly in deciding how to allocate resources and in assessing performance. At September 30, 2005 and December 31, 2004, IBT operated in one business segment, advanced fingerprint solutions. The Company’s advanced fingerprint solutions enable governments, law enforcement agencies and businesses to enhance security and facilitate background verifications. At September 30, 2005 and December 31, 2004 all of the Company’s revenues were derived within the United States.

9.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases a facility used in its operations under a noncancellable operating lease. Rental expense for the operating lease for the nine months ended September 30, 2005 and the year ended December 31, 2004 was approximately $50,000 for each period.

At September 30, 2005, approximate future minimum lease payments under the operating lease, were as follows:

Year Ending September 30 (in thousands):
2006	$112
2007	122
2008	127
2009	109
2010 and thereafter	—

Total	$470

10.	RELATED PARTY TRANSACTIONS

Note payable

The Company was indebted to one of its stockholders in the amount of $798,000 and $823,200 at September 30, 2005 and December 31, 2004, respectively. The note is payable upon demand. Interest accrues on the note payable at a rate equal to the prime rate plus three and a one-half percent, resulting in an interest rate of 10.25% and 8.75% at September 30, 2005 and December 31, 2004, respectively. The balance of this note payable and accrued interest thereon was repaid in conjunction with the November 15, 2005 purchase of IBT discussed in Note 11 herein.

Employee receivables

During 2005, IBT advanced funds to two of its shareholders in the aggregate amount of approximately $49,000 related to the transfer of stock described above. These amounts were repaid subsequent to September 30, 2005.

INTEGRATED BIOMETRIC TECHNOLOGY, INC.

(A Subchapter S Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other

IBT utilizes travel services from a company owned by its chief executive officer. For the nine months ended September 30, 2005 and the year ended December 31, 2004 the total amount of travel expense associated with this company was approximately $147,000 and $31,000, respectively. There were no amounts due to this vendor at September 30, 2005 and December 31, 2004.

IBT utilizes accounting and bookkeeping services from a company owned by one of its stockholders. For the nine months ended September 30, 2005, IBT paid approximately $7,500 for such services. At September 30, 2005 and December 31, 2004, there were no amounts due to this company.

11.	SUBSEQUENT EVENTS (unaudited)

On November 15, 2005, Aston Capital Partners, L.P. (“Aston”) acquired a 60% membership interest in LLC for total consideration of $35,000,000 of which $750,000 was deposited in escrow to satisfy potential indemnity obligations. The Company’s line of credit and notes payable were repaid from these proceeds. In addition, on November 15, 2005 Aston entered into an Assignment and Assumption Agreement pursuant to which Aston agreed to sell to Viisage Technology, Inc. (“Viisage”) all of its membership interests acquired from LLC.

On December 16, 2005, Viisage acquired the remaining 40% membership interest of LLC for 2,000,000 shares of its common stock valued at approximately $27.4 million and acquired Aston’s 60% membership interest for $35,000,000. The result of the November 15, 2005 and December 16, 2005 transactions was that IBT became a wholly-owned subsidiary of Viisage.